                                                                   EXHIBIT 10(a)



                        High River Limited Partnership
                            100 South Bedford Road
                         Mount Kisco, New York 10549



                                                                November 5, 1995



      Brooke Group Ltd.
      BGLS Inc.
      100 S. E. Second Street
      Miami, Florida 33131
      Attn: Bennett S. LeBow

      Dear Bennett:

            By executing this letter in the space provided below, Brooke Group Ltd., a Delaware corporation ("BGL"), BGLS Inc., a Delaware corporation and a direct wholly-owned subsidiary of BGL ("BGLS") and High River Limited Partnership, a Delaware limited partnership ("High River"), each hereby agree as follows:

            1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement by and among BGL, BGLS and High River, dated October 17, 1995 (the "BGL Agreement").

            2. Section 1(a) of the BGL Agreement is deleted in its entirety and all reference thereto in the BGL Agreement is likewise deleted.

            3. Section 1(c)(ii)(B) of the BGL Agreement is hereby amended to delete the subsection in its entirety and to substitute in lieu thereof the following:

          "(B) Prior to the consummation of the Spinoff, the BGL Group will (I) not directly or indirectly exercise any management control over Nabisco or Nabisco, Inc., a Delaware corporation ("Nabisco, Inc."), (II) refrain from becoming involved in the ordinary course of business of Nabisco or Nabisco, Inc. and (III) use its best efforts to ensure that a majority of the directors of Nabisco and Nabisco, Inc. consists of individuals who are presently members of the board of directors of Nabisco and Nabisco, Inc., respectively and"

            4. Section 3(c)(ix)(C) of the BGL Agreement is hereby amended to delete the subsection in its entirety and to substitute in lieu thereof the following:

         "(C) fail to file the Solicitation Statement relating to the Annual Meeting preliminarily with the SEC prior to the earlier of
         (I) February 15, 1996 and (II) sixty (60) days following the record date for the solicitation of Written Consents with respect to the Spinoff Proposal and the By-Law Amendment
         Proposal,"

            5.  In the event that prior to February 1, 1996 (i) the BGL
      Group provides High River Group with notice of termination of the BGL Agreement or New Valley Group (as defined below) provides High River Group with notice of termination of the Agreement by and among New Valley Corporation, ALKI Corp. and High River, dated October 17, 1995 (the "New Valley Agreement") at a time when a Termination Event set forth in
      Section 3(c)(vii) or 3(c)(viii) of the BGL Agreement has occurred or (ii) High River Group provides BGL Group with notice of termination of the BGL Agreement or provides New Valley Group with notice of termination of the New Valley Agreement at a time when a Termination Event set forth in Section 3(c)(ix)(A) of the BGL Agreement has occurred, BGL Group shall not transfer any Shares beneficially owned by BLG Group until February 1, 1996 in consequence of or in reliance upon such notice of termination. If the notice of termination specified in clause (i) of the preceding sentence is provided after January 16, 1996, and the aggregate number of shares of common stock, par value $.01 per share, of RJR Nabisco Holdings Corp. ("Shares") beneficially owned by High River Group exceeds the aggregate number of Shares beneficially owned by (A) New Valley Corporation, ALKI Corp. and any assignee of the foregoing ("New Valley Group") plus (B) BGL Group (collectively, the "Aggregate LeBow Shares"), BGL Group shall not Transfer any
      Shares beneficially owned by BGL Group for fifteen (15) days following receipt by High River Group of BGL Group's or New Valley
      Group's notice of termination; provided, however, that on such date not before February 1, 1996 that the aggregate number of Shares beneficially owned by High River Group is equal to or less than the Aggregate LeBow Shares, and thereafter, BGL Group may Transfer any
      Shares beneficially owned by BGL Group.

            6.  In the event that High River Group provides BGL
      Group with notice of termination of the BGL Agreement or provides
      New Valley Group with notice of termination of the New Valley Agreement at a time when a Termination Event under any of Sections 3(c)(ix)(B) through (E) of the BGL Agreement has occurred and the aggregate number of shares beneficially owned by High River Group exceeds the Aggregate LeBow Shares, BGL Group shall not Transfer any Shares beneficially owned by BGL Group in consequence of or in reliance upon such notice of termination until the earlier of (i) fifteen (15) days following receipt by BGL Group or New Valley Group of High River Group's notice of termination specified in the preceding sentence and (ii) the date that the aggregate number of Shares beneficially owned by High River Group is equal to or less than the Aggregate LeBow Shares.

            7. BGLS shall promptly make any payments due under Section 4(c) of the BGL Agreement. In the event that the High River Group believes that BGLS has breached any of its obligations under Section 4(c) of the BGL Agreement, the parties shall promptly follow the procedures set forth in
      Section 1(c)(v) of the New Valley Agreement in order to resolve the dispute. If the Arbitrator (as defined in the New Valley Agreement) determines that BGLS is required to make a payment pursuant to Section 4(c) of the BGL Agreement, BGLS shall make or cause to be made to High River Group such payment within twenty (20) days after receiving the Arbitrator's notice of decision. In the event that BGLS fails to make such payment within twenty (20) days after receipt of the Arbitrator's notice of decision, BGLS shall immediately pay or cause to be paid to High River Group an additional sum in the amount of $50 million.

            8. Section 9(k) shall be added to the BGL Agreement to read as follows:


            "(k) Anything in this agreement to the contrary notwithstanding, High River shall have no obligation with respect to the selection of the BGL Nominees or the solicitation of Written Consents or Proxies."


            9. Nothing herein contained shall be construed to otherwise abrogate the rights and obligations of the parties to this letter agreement with respect to all other provisions of the BGL Agreement, the New Valley Agreement and the letter agreement by and among New Valley, ALKI Corp. and High River, dated October 17, 1995 ("the Letter Agreement").

            If the foregoing reflects your understanding, please sign this letter below. Upon your execution hereof, this letter agreement will become a binding contract between us.

                                         Very truly yours,

                                         HIGH RIVER LIMITED PARTNERSHIP


                                         By:  RIVERDALE INVESTORS CORP., INC.
                                         Its: General Partner


                                         By:__________________________________
                                         Name:
                                         Title:

      Agreed to and Accepted:

      BROOKE GROUP LIMITED


      By:_____________________________
      Name:
      Title:


      BGLS INC.


      By:_____________________________
      Name:
      Title:

      [Signature page for letter agreement by and among Brooke Group Limited, BGLS Inc. and High River Limited Partnership, dated November 5, 1995]